UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2026

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2026, AVITA Medical, Inc. (the “Company”) previously entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with Perceptive Credit Holdings V, LP as a lender and the administrative agent (“Perceptive”). The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $60 million, of which (i) $50 million was made available on the closing date of the Credit Agreement and (ii) $10 million will be made available, at the Company’s discretion by notice to the Perceptive on or before March 31, 2027, subject to satisfaction of a certain net revenue requirement (the “Additional Commitment Amount”).

Under the Credit Agreement, the Company and Perceptive agreed to the issuance of a warrant certificate (the “Warrant”), subject to approval by the Company’s stockholders, to purchase up to an initial 500,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price equal to $3.4019. If the Company incurs the Additional Commitment Amount under the Credit Agreement, an additional 150,000 shares of Common Stock will vest and become issuable under the Warrant at the same exercise price.

As disclosed in a Current Report on Form 8-K filed with the SEC on June 4, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 3, 2026. At the Annual Meeting, the Company’s stockholders approved the issuance of the Warrant.

Consequently, the Company issued the Warrant to Perceptive on June 5, 2026. The issuance of the shares underlying the Warrant (the “Warrant Shares”) will be registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-294790) and a prospectus supplement filed by the Company on June 5, 2026 in connection with the registration of the Warrant Shares. A copy of the opinion of K&L Gates LLP relating to the legality of the sale of the Warrant Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Warrant Shares, nor shall there be any offer, solicitation or sale of the Warrant Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country. The foregoing description of the Warrant is qualified in its entirety by the full text of the Warrant, a copy of which is attached hereto as Exhibit 4.1 and filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Warrant Certificate, dated June 5, 2026, by and between the Company, and Perceptive Credit Holdings V, LP
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP with respect to Exhibit 5.1 (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA MEDICAL, INC.

Date:	June 5, 2026	By:	/s/ David O'Toole
Name: David O'Toole Title: Chief Financial Officer